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                                                                    EXHIBIT 10.3

                                        Date of Grant:
                                        Employee:
(INSITUFORM TECHNOLOGIES, INC. LOGO)    SSN:
                                        No. of Shares:
                                        Option Price:     $

RESTRICTED STOCK AGREEMENT FOR EXECUTIVES

This Agreement will certify that the employee named above ("you") is awarded the number of restricted shares of Class A common stock, par value $0.01 per share ("Common Stock"), of Insituform Technologies, Inc. (the "Company"), designated above pursuant to the 2001 Employee Equity Incentive Plan (the "Plan") and the Insituform Technologies, Inc. Long-Term Incentive Plan (the "LTIP"), subject to the terms, conditions and restrictions in the Plan, the LTIP and those set forth below. Any capitalized, but undefined, term used in this Agreement shall have the meaning ascribed to it in the Plan or the LTIP, as applicable. Your signature below constitutes your acceptance of this award and acknowledgement of your agreement to all the terms, conditions and restrictions contained in this Agreement. You must return an executed copy of this Agreement to the Director of Human Resources or such person's designee (the "Director of Human Resources") within 30 days after the date of grant or this Agreement shall be void.

Accepted by Employee:                   INSITUFORM TECHNOLOGIES, INC.


                                        By:
-----------------------------------        ------------------------------------
                                           Juanita H. Hinshaw, Chair,
                                           Compensation Committee

                       TERMS, CONDITIONS AND RESTRICTIONS


1. GRANT OF RESTRICTED STOCK. Subject to the terms and conditions contained in this Agreement, the Plan and the LTIP, the Company hereby grants to you the number of shares of restricted Common Stock designated above (the "Restricted Stock"). The time between the Date of Grant and the lapse of all forfeiture restrictions (including the Performance Restrictions and Service Restrictions, defined below) shall be referred to as the "Restricted Period."

2. PERFORMANCE RESTRICTIONS. In addition to the Service Restrictions, you shall return to the Company, for no consideration from the Company, all of the shares of Restricted Stock awarded under this Agreement, within thirty days following notification to you by the Compensation Committee that the performance goals, if any, established under the LTIP as a condition to the award of the Restricted Stock are not satisfied in full in accordance with the terms and conditions of the LTIP (the "Performance Restrictions"). The Performance Restrictions shall lapse upon certification by the Compensation Committee that the performance goals, if any, established under the LTIP as a condition to the vesting of such Restricted Stock are satisfied in full.

3. SERVICE RESTRICTIONS. Except as otherwise provided in this Agreement, you shall return to the Company within thirty days following your termination of employment for any reason, for no consideration from the Company, all of the shares of Restricted Stock awarded under this Agreement as to which the restrictions provided in Section 4 shall not have lapsed as of your termination of employment (the "Service Restrictions").

4. LAPSE OF SERVICE RESTRICTIONS. The Service Restrictions on your Restricted Stock shall lapse (i.e., the Restricted Stock shall vest) upon the first to occur of any of the following events:

o        the third anniversary of the Date of Grant;

o        your death;

o        your attainment of age 65;

o the termination of your employment as a result of your disability (pursuant to the terms of any employee disability benefit plan maintained by the Company) before such third anniversary of the Date of Grant;

o        a Change in Control; or

o upon the involuntary termination of your employment without "cause" (as defined below) at least 18 months after the Date of Grant and before the third anniversary of the Date of Grant; provided, however, the Service Restrictions on only a percentage of the Restricted Stock awarded to you shall lapse, which percentage shall be determined by dividing (i) the number of whole months of your employment with the Company in the period beginning on the Date of Grant and ending on such termination of your employment by (ii) thirty-six (36).

For purposes of this Agreement, termination of your employment shall occur only when you are no longer an employee of the Company and are no longer a director of the Company.

For purposes of this Agreement, "cause" shall mean any of:

(i) breaching any employment, confidentiality, noncompete, nonsolicitation or other agreement with the Company, any written Company policy relating to compliance with laws (during employment) or any general undertaking or legal obligation to the Company;

(ii) causing, inducing, requesting or advising, or attempting to cause, induce, request or advise, any employee, representative, consultant or other similar person to

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         terminate his/her relationship, or breach any agreement, with the
         Company;

(iii) causing, inducing, requesting or advising, or attempting to cause, induce, request or advise, any customer, supplier or other Company business contact to withdraw, curtail or cancel their business with the Company; or

(iv) failure or refusal to perform any stated duty or assignment, misconduct, disloyalty, violation of any Company policy or work rule, engaging in criminal conduct in connection with your employment, being indicted or charged with any crime constituting a felony or involving dishonesty or moral turpitude, violation of any term in this Agreement, unsatisfactory job performance, or any other reason constituting cause within the meaning of Missouri common law.

For purposes of this Agreement, a "Change in Control" shall mean:

(i) the acquisition by any "person" or "group" (as defined pursuant to Section 13(d) under the Securities Exchange Act of 1934) of "beneficial ownership" (as defined in Rule 13d-3 under said Act) of in excess of 30% of the combined voting power of the outstanding voting securities (the "Voting Securities") of the Company entitled to vote generally in the election of directors; and/or

(ii) the replacement of 50% or more of the members of the Company's Board of Directors (excluding, for purposes of such calculation, the Chairman of the Board) over a one-year period from the directors who constituted such Board at the beginning of such period, where such replacement shall not have been approved by a vote including at least a majority of the directors who were members of the Board at the beginning of such one-year period or whose election as members of the Board was previously so approved; and/or

(iii) consummation of a merger, statutory share exchange or consolidation involving the Company or sale or other disposition of all or substantially all of the assets of the Company, unless following such transaction: (a) all or substantially all of the individuals and entities who were the "beneficial owners" (as hereinabove defined), respectively, of the outstanding Voting Securities immediately prior to such transaction "beneficially owned", directly or indirectly, more than 30% of the combined voting power of the then outstanding Voting Securities of the corporation resulting from such transaction in substantially the same proportion as their ownership immediately prior to such transaction of the outstanding Voting Securities of the Company, (b) no "person" or "group" (as hereinabove defined) "beneficially owns", directly or indirectly, 30% or more of the combined voting power of the then outstanding Voting Securities of such corporation except to the extent that such ownership existed prior to such transaction and (c) at least a majority of the members of the board of directors resulting from such transaction were members of the Company's Board of Directors immediately prior to such transaction or were nominated by at least a majority of the members of the Company's Board of Directors at the time of the execution of the initial agreement for such transaction, or by the action of the Company's Board of Directors providing for such transaction; and/or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

5. LIMITATION ON TRANSFER. Prior to the end of the Restricted Period, shares of Restricted Stock shall not be transferable under any circumstances and no transfer of your rights with respect to such shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest in you any interest or right in or with respect to such shares, but immediately upon any attempt to transfer such shares, such shares, and all of the rights related thereto, shall be forfeited and the transfer shall be of no force or effect.

6. SHAREHOLDER RIGHTS. Except for the restrictions and limitation on transfer described in this Agreement, you shall have, with respect to your Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares under this Agreement and shall be subject to the same restrictions and other terms and conditions that apply to the Restricted Stock with respect to which such dividends are issued.

7. ISSUANCE OF CERTIFICATE. As soon as practicable following the lapse of all forfeiture restrictions with respect to any shares of Restricted Stock, such shares shall be transferred to you in the name of a nominee in an account for you or, at your request, in the form of a certificate. Except for dividends, if any, payable to stockholders generally, you have no right to receive any payment in cash from the Company or an Affiliate with respect to the Restricted Stock, either before or after such shares vest.

The Company may register shares of Restricted Stock with respect to which the Restricted Period shall not have lapsed in the name of a nominee or hold such shares in any custodial arrangement.

8. LEGEND. Any certificate representing the shares of Restricted Stock subject to this Agreement shall bear a legend referring to this Agreement and the fact that such shares are nontransferable and are subject to the restrictions hereunder until such restrictions have lapsed and the legend has been removed. Such legend shall read as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTION ON TRANSFER AND THE RISK OF FORFEITURE TO THE COMPANY AS PROVIDED IN A RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE REGISTERED OWNER OF THESE SECURITIES, A COPY OF WHICH IS ON FILE WITH THE ISSUER.

Shares of Common Stock awarded hereunder shall not be transferable by you until after an unlegended certificate has been issued to you as provided in Section 7 with respect to such shares.

9. TAXES. The Plan Administrator may withhold delivery of certificates for shares of Restricted Stock until you make satisfactory arrangements to pay any withholding, transfer or other taxes due with respect to the transfer or vesting of such

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shares. The Company also shall withhold from dividends any amount required to be withheld by any governmental entity.

10. ADJUSTMENTS. The Plan Administrator may make such adjustments in the number or kind of shares of Restricted Stock covered by this Agreement as may be required to prevent dilution or enlargement of your rights that would otherwise result from any stock split, stock dividend, reorganization, recapitalization, sale, consolidation, issuance of stock rights or warrants or any similar event.

11. INTERPRETATIONS BINDING. The interpretations and determinations of the Plan Administrator are binding and conclusive.

12. NO RIGHT TO CONTINUE AS AN EMPLOYEE; NO RIGHT TO FURTHER GRANTS. This Agreement does not give you any right to continue as an employee of the Company for any period of time or at any rate of compensation, nor does it interfere with the Company's right to determine the terms of your employment. A grant of Restricted Stock is within the discretion of the Plan Administrator, and does not entitle you to any further grants of Restricted Stock.